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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: May 12, 2000
                 (Date of earliest event reported: May 1, 2000)



                                  PEAPOD, INC.
             (Exact name of Registrant as Specified in Its Charter)



          Delaware                        0-22557               36-4118175
  (State or Other Jurisdiction       (Commission File        (I.R.S. Employer
of Incorporation or Organization)         Number)         Identification Number)


       9933 Woods Drive, Skokie, Chicago, Illinois                60077
        (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code: (847) 583-9400


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events

     As described in a press release issued by the Registrant on May 2, 2000:

     On May 1, 2000 Marc van Gelder accepted an offer of employment with the Registrant as its President and Chief Executive Officer. The principal terms of Mr. van Gelder's employment are outlined below and will be formalized in an employment agreement to be entered into between Mr. van Gelder and the Registrant.

Summary of Principal Terms of Employment Agreement between Marc van Gelder (the "Executive") and the Registrant:

1. Position: President and Chief Executive Officer responsible for the leadership of the organization and its business operations. The Executive will report directly to the Board of Directors.

2. Annual Salary: $250,000, subject to review in February 2001.

3. Bonus: Target bonus is 75% of base salary. The Registrant has agreed to guarantee the Executive the 2000 bonus that he would have earned at the Executive's former employer, which is expected to amount to approximately $100,000 to $200,000, less any appreciation in the value of options to purchase the Registrant's stock received by the Executive in connection with his being hired, as described in paragraph 4 below.

4. Stock Options: Initial grant of options to purchase 250,000 shares of the Registrant's common stock effective May 1, 2000 at an exercise price of $3.75 per share. After the one year anniversary of the commencement of the Executive's employment with the Registrant, options to purchase 62,500 shares will vest. Each month after the date of such one year anniversary and through the four year anniversary of the commencement of the Executive's employment with the Registrant, options to purchase an additional 5208.33 shares will vest.

5. Executive Benefits: Participation by the Executive and his family, on terms no less favorable to the Executive than the terms offered to other senior executives of the Registrant, in any group and/or executive life, hospitalization or disability insurance plan, health program (with COBRA equivalent premiums paid on a grossed-up basis during any waiting period), pension, profit sharing, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits of the Registrant, including automobile allowance and similar programs as in effect from time to time.

6. Directors and Officers Liability Insurance: The Registrant will provide the Executive with Directors and Officers Liability Insurance.

7. Severance Agreement: The Executive will be extended the Registrant's standard executive Severance Agreement (as filed with the SEC), and the Executive shall have all benefits thereof effective as of May 1, 2000.
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8. Employee Non-Solicitation and Noncompete Agreement: The Executive shall enter into a Non-Solicitation and Noncompete Agreement in a form substantially similar to the Registrant's standard form for senior-level executives.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired:
     --------------------------------------------

     Not applicable.

(b)  Pro Forma Financial Information:
     --------------------------------

     Not applicable.

(c)  Exhibits:
     ---------

     Not Applicable.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PEAPOD, INC.

                                        By: /s/ Dan Rabinowitz
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                                            Dan Rabinowitz
                                            Senior Vice President and Chief
                                            Financial Officer